Exb. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
(No. 333-103429) of Northrop Grumman Corporation on Form S-8 of our report dated June 25, 2004, appearing in this annual report on Form 11-K of the Northrop Grumman Space & Mission Systems Corp. Savings Plan for the year ended
December 31, 2003.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 2004